Press Release
TechnipFMC Announces Third-Quarter 2026 Results

•Total Company inbound of $2.3 billion; Subsea orders of $2.1 billion
•Cash flow from operations of $531 million; free cash flow of $470 million
•Increased Subsea revenue guidance to a range of $9.6 - $9.8 billion for 2026
•Anticipate Subsea inbound orders over the next five quarters to be at least $14.5 billion, when including expectations for 2027
•Initiated Subsea financial guidance for 2027

NEWCASTLE & HOUSTON, October 29, 2026 — TechnipFMC plc (NYSE: FTI) (the “Company” or “TechnipFMC”) today reported third-quarter 2026 results.
Summary Financial Results from Continuing Operations
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Sep. 30, 2026	Jun. 30, 2026	Sep. 30, 2025	Sequential	Year-over-Year
Revenue	$2,895.8	$2,763.1	$2,647.3	4.8%	9.4%
Net income	$418.4	$362.7	$309.7	15.4%	35.1%
Net income margin	14.4%	13.1%	11.7%	130 bps	270 bps
Diluted earnings per share	$1.05	$0.90	$0.75	16.7%	40.0%

Adjusted EBITDA	$627.8	$581.9	$518.9	7.9%	21.0%
Adjusted EBITDA margin	21.7%	21.1%	19.6%	60 bps	210 bps
Adjusted net income	$418.8	$367.1	$312.1	14.1%	34.2%
Adjusted diluted earnings per share	$1.05	$0.91	$0.75	15.4%	40.0%

Inbound orders	$2,319.5	$2,726.6	$2,648.1	(14.9%)	(12.4%)
Backlog	$16,065.8	$16,440.0	$16,813.6	(2.3%)	(4.4%)
Total Company revenue in the third quarter was $2,895.8 million. Net income attributable to TechnipFMC was $418.4 million, or $1.05 per diluted share. Adjusted net income was $418.8 million, or $1.05 per diluted share.
Adjusted EBITDA, which excludes pre-tax charges and credits, was $627.8 million; adjusted EBITDA margin was 21.7 percent (Exhibit 8).
Included in total Company results was a foreign exchange loss of $8.6 million, or a loss of $8 million after-tax. When excluding the after-tax impact of the foreign exchange loss, net income was $426.4 million.

Adjusted EBITDA, excluding the foreign exchange loss of $8.6 million, was $636.4 million (Exhibit 8).

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Doug Pferdehirt, Chair and CEO of TechnipFMC, remarked, “Our quarterly results reflect strong operational performance throughout the organization. Total Company revenue in the period was $2.9 billion, with adjusted EBITDA of $636 million, when excluding foreign exchange impacts. We generated free cash flow of $470 million. These results reflect consistency in our execution and reinforce customer trust and confidence in our capabilities.”

“We recently achieved several operational milestones, all further strengthening our track record of client success in advancing offshore projects. We delivered the first Subsea 2.0® tree for Chevron’s Gorgon Stage 3 project, representing the first tree delivered under our 20-year Subsea 2.0® frame agreement. We also celebrated the manufacture and delivery of the 200th subsea tree for ExxonMobil in Guyana. These examples highlight the collective efforts of our global teams, delivering projects on schedule—and in many cases ahead of schedule—giving our customers greater confidence in sanctioning offshore projects.”
Pferdehirt continued, “Turning to inbound orders, we announced three Subsea awards for the third quarter. We secured multiple contracts to supply flexible pipe systems, the first for Azule Energy in Angola, and the second for Petrobras in support of multiple pre-salt fields in Brazil. We were also awarded an integrated contract from PETRONAS for the Limbayong project, one of three iEPCI® awards in the period. Subsea orders in the quarter totaled $2.1 billion.”

Pferdehirt added, “We continue to enhance our customer relationships through collaborative partnerships. Our recent Strategic Collaboration Agreement with PETRONAS establishes TechnipFMC as their deepwater development partner, creating potential opportunities for growth across multiple projects over the coming years. We also announced a Memorandum of Understanding last week with bp, under which TechnipFMC will be the preferred strategic supplier of 20K systems for their Paleogene program in the Gulf of America.”

“Both of these agreements exemplify our focus on client relationships and reinforce the value of customer engagement. These relationships become increasingly more valuable as clients adopt a portfolio approach to offshore development, optimizing opportunities across their entire asset base rather than simply advancing individual projects.”

Pferdehirt continued, “Looking ahead, we remain optimistic about the durability of the subsea market. We have high visibility, supported by a sustained increase in deepwater activity—with significantly improved project economics—and a shift in operator capital toward prolific, high-quality offshore reservoirs. This outlook is reflected in our Subsea Opportunities List, which has increased for the ninth consecutive quarter to $32 billion, when using the midpoint of project values.”

Pferdehirt concluded, “The robust pipeline of opportunities supports our expectation for further growth, and if we extend our view to include 2027, we expect Subsea orders over the next five quarters to be at least $14.5 billion. The momentum in order growth should also lift the quality of our inbound, with substantially more Subsea 2.0®, iEPCI®, and direct awards expected in the year ahead. We also believe this marks the beginning of a sustained wave of activity that will extend beyond the end of the decade.”

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Operational and Financial Highlights

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Sep. 30, 2026	Jun. 30, 2026	Sep. 30, 2025	Sequential	Year-over-Year
Revenue	$2,600.0	$2,486.9	$2,319.2	4.5%	12.1%
Operating profit	$522.6	$486.5	$401.3	7.4%	30.2%
Operating profit margin	20.1%	19.6%	17.3%	50 bps	280 bps
Adjusted EBITDA	$611.6	$577.2	$505.6	6.0%	21.0%
Adjusted EBITDA margin	23.5%	23.2%	21.8%	30 bps	170 bps

Inbound orders	$2,051.5	$2,507.1	$2,381.5	(18.2%)	(13.9%)
Backlog[1,2,3]	$15,487.0	$15,833.2	$16,038.2	(2.2%)	(3.4%)

Estimated Consolidated Backlog Scheduling (In millions)	Sep. 30, 2026
2026 (3 months)	$1,922
2027	$6,057
2028 and beyond	$7,508
Total	$15,487
[1] Backlog as of September 30, 2026 was increased by a foreign exchange impact of $202 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog as of September 30, 2026 does not include total Company non-consolidated backlog of $384 million.
Subsea reported third-quarter revenue of $2,600 million, an increase of 4.5 percent from the second quarter. The sequential revenue improvement was driven by increased project activity, specifically iEPCI® projects in Indonesia and Brazil, as well as increased services activity. The revenue increase was partially offset by lower project activity in Norway.
Subsea reported an operating profit of $522.6 million, an increase of 7.4 percent when compared to the second quarter. Operating results improved sequentially due to strong execution and higher project and services activity. Operating profit margin increased 50 basis points to 20.1 percent.
Subsea reported adjusted EBITDA of $611.6 million, an increase of 6 percent when compared to the second quarter. The factors impacting operating profit also drove the sequential increase in adjusted EBITDA. Adjusted EBITDA margin increased 30 basis points to 23.5 percent.

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Subsea inbound orders were $2,051.5 million for the quarter. Book-to-bill in the period was 0.8x. The following awards were included in the period:
•Azule Energy West Hub Tails Project (Angola)
Significant* contract to supply flexible flowlines and risers by Azule Energy for the West Hub Tails project, an extension of the Block 15/06 Agogo Integrated Development. TechnipFMC will design and manufacture flexible flowlines, risers, and associated equipment to accommodate all production from the West Hub area for consolidation into the Agogo Floating Production, Storage, and Offloading vessel.
*A “significant” contract is between $75 million and $250 million.

•PETRONAS Limbayong iEPCI® Project (Malaysia)
Significant* integrated Engineering, Procurement, Construction, and Installation (iEPCI®) contract by PETRONAS Carigali Sdn. Bhd. for the Limbayong deepwater project offshore Malaysia. This greenfield development will benefit from both our Subsea 2.0® configure-to-order platform and iEPCI® execution of the entire subsea scope, reducing project cycle time on the fast-track development.
*A “significant” contract is between $75 million and $250 million.

•Petrobras Flexibles Contract (Brazil)
Significant* contract by Petrobras, following a competitive bidding process, to supply flexible pipe systems supporting developments offshore Brazil. TechnipFMC will design, engineer, and manufacture flexible flowlines for use across multiple pre-salt fields. The project will draw on local engineering, manufacturing, and supply chain capabilities, further strengthening Brazil's offshore energy industry.
*A “significant” contract is between $75 million and $250 million.

Partnership and Alliance Highlights
•bp MoU for Supply of 20K Subsea Production Systems (Gulf of America)
Memorandum of Understanding (MoU) with BP Exploration & Production Inc., a subsidiary of BP p.l.c., which sets out a framework for bp and TechnipFMC to cooperate in connection with the supply of 20,000 psi (20K) subsea tree systems for bp’s Paleogene projects in the Gulf of America. The MoU allows both parties to identify and work cooperatively on early opportunities and future technology development in support of greater schedule certainty and improved project outcomes.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Sep. 30, 2026	Jun. 30, 2026	Sep. 30, 2025	Sequential	Year-over-Year
Revenue	$295.8	$276.2	$328.1	7.1%	(9.8%)
Operating profit	$41.4	$39.0	$36.8	6.2%	12.5%
Operating profit margin	14.0%	14.1%	11.2%	(10 bps)	280 bps
Adjusted EBITDA	$53.3	$50.0	$53.8	6.6%	(0.9%)
Adjusted EBITDA margin	18.0%	18.1%	16.4%	(10 bps)	160 bps

Inbound orders	$268.0	$219.5	$266.6	22.1%	0.5%
Backlog	$578.8	$606.8	$775.4	(4.6%)	(25.4%)

Surface Technologies reported third-quarter revenue of $295.8 million, an increase of 7.1 percent from the second quarter. The sequential increase in revenue was driven primarily by higher activity in the Middle East, along with higher completion activity in North America.
Surface Technologies reported operating profit of $41.4 million, an increase of 6.2 percent versus the second quarter. Operating profit improved sequentially due to higher activity in the Middle East and North America. Operating profit margin decreased 10 basis points to 14 percent.
Surface Technologies reported adjusted EBITDA of $53.3 million, an increase of 6.6 percent when compared to the second quarter. The factors impacting operating profit also drove the sequential increase in adjusted EBITDA. Adjusted EBITDA margin decreased 10 basis points to 18 percent.
Inbound orders for the quarter were $268 million. Backlog ended the period at $578.8 million.

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Corporate and Other Items (three months ended September 30, 2026)
Corporate expense was $28.8 million.
Foreign exchange loss was $8.6 million.
Net interest expense was $3.6 million.
The provision for income taxes was $104.3 million.

Total depreciation and amortization was $100.7 million.
Cash provided by operating activities was $530.7 million. Capital expenditures were $61 million. Free cash flow was $469.7 million (Exhibit 11).
During the quarter, the Company repurchased 4.4 million of its ordinary shares for total consideration of $320 million. When including a dividend payment of $19.5 million, total shareholder distributions in the quarter were $339.5 million.
The Company ended the period with cash and cash equivalents of $1,049.3 million, with net cash of $645.3 million (Exhibit 10).

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2026 Full-Year Financial Guidance1
The Company’s full-year financial guidance for 2026 can be found in the table below. Updates to the previous guidance issued on February 19, 2026 are as follows:
•Subsea revenue in a range of $9.6 - 9.8 billion, which increased from the previous guidance range of $9.2 - 9.6 billion.
•Effective tax rate in a range of 25 - 27%, which decreased from the previous guidance range of 27 - 31%.
•Free cash flow in a range of $1.45 - 1.55 billion, which increased from the previous guidance range of $1.3 - 1.45 billion.

2026 Guidance (As of October 29, 2026)

Subsea	Surface Technologies
Revenue in a range of $9.6 - 9.8 billion	Revenue in a range of $1.15 - 1.3 billion

Adjusted EBITDA margin in a range of 21 - 22%	Adjusted EBITDA margin in a range of 16.5 - 18%

Corporate and Other

Corporate expense, net $115 - 125 million
(excludes charges and credits)

Net interest expense $10 - 20 million

Effective tax rate 25 - 27%

Capital expenditures approximately $340 million

Free cash flow[2] $1.45 - 1.55 billion

1 Our guidance measures of adjusted EBITDA margin, free cash flow and corporate expense, net, excluding charges and credits are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.
2 Free cash flow is calculated as cash flow from operations less capital expenditures.

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2027 Full-Year Subsea Financial Guidance
The Company’s full-year Subsea financial guidance for 2027 is as follows:
•Subsea revenue in a range of $10.0 - 10.4 billion
•Subsea adjusted EBITDA margin in a range of 22.5 - 24.0%
All other financial guidance for 2027 will be provided in the Company’s fourth-quarter 2026 earnings release.

Teleconference
The Company will host a teleconference on Thursday, October 29, 2026 to discuss the third-quarter 2026 financial results. The call will begin at 12:30 p.m. London time (8:30 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

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###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI®, iFEED® and iComplete®), technology leadership, and digital innovation.

Each of our approximately 22,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on X @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events, market growth, and recovery, growth of our New Energy business and anticipated revenues, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “commit,” “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook,” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including unpredictable trends in the demand for and price of oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; our inability to develop, implement and protect new technologies and services and intellectual property related thereto; the cumulative loss of major contracts, customers, alliances, or business disruptions; disruptions in the political, regulatory, economic and social conditions, or public health crisis in the countries where we conduct business; the impact of our existing and future indebtedness; a downgrade in our debt rating; the risks caused by our acquisition and divestiture activities; additional costs or risks from increasing scrutiny and expectations regarding sustainability matters; uncertainties related to our investments, including those related to energy transition; the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; challenges with managing artificial intelligence, machine learning, and data science; risks of pirates and maritime conflicts endangering our maritime employees and assets; any delays and cost overruns of capital asset construction projects for vessels and manufacturing facilities; potential liabilities inherent in the industries in which we operate or have operated; our failure to comply with existing and future laws and regulations, including those related to environmental protection, climate change, health and safety,

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labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security; uninsured claims and litigation against us; the additional restrictions on dividend payouts or share repurchases as an English public limited company; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; significant changes or developments in U.S. or other national trade policies, including tariffs and the reactions of other countries thereto; potential departure of our key managers and employees; adverse seasonal, weather, and other climatic conditions; unfavorable currency exchange rates; risk in connection with our defined benefit pension plan commitments; and our inability to obtain sufficient bonding capacity for certain contracts; and other risks as discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our other reports subsequently filed with the Securities and Exchange Commission.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Senior Vice President, Investor Relations and Corporate Development
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Director, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations Lauren McGarry Senior Manager, Communications Tel: +1 281 591 4495 Email: Lauren McGarry

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2026	2026	2025	2026	2025

Revenue	$2,895.8	$2,763.1	$2,647.3	$8,151.6	$7,415.6
Costs and expenses	2,380.4	2,278.4	2,242.3	6,800.5	6,360.6
	515.4	484.7	405.0	1,351.1	1,055.0

Other income (loss), net including income from equity affiliates	11.2	(4.9)	(7.4)	17.1	(28.0)

Income before net interest expense and income taxes	526.6	479.8	397.6	1,368.2	1,027.0
Net interest expense	(3.6)	(3.6)	(10.6)	(13.2)	(34.9)

Income before income taxes	523.0	476.2	387.0	1,355.0	992.1
Provision for income taxes	104.3	114.1	76.1	314.3	269.6

Net income	418.7	362.1	310.9	1,040.7	722.5
Net (income) loss attributable to non-controlling interests	(0.3)	0.6	(1.2)	0.9	(1.3)

Net income attributable to TechnipFMC plc	$418.4	$362.7	$309.7	$1,041.6	$721.2

Earnings per share attributable to TechnipFMC plc
Basic	$1.07	$0.92	$0.76	$2.63	$1.74
Diluted	$1.05	$0.90	$0.75	$2.59	$1.71

Weighted average shares outstanding:
Basic	391.6	396.2	409.5	395.9	415.3
Diluted	398.2	404.5	415.7	402.6	422.8

Cash dividends declared per share	$0.05	$0.05	$0.05	$0.15	$0.15

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Segment revenue
Subsea	$2,600.0	$2,486.9	$2,319.2	$7,295.3	$6,471.7
Surface Technologies	295.8	276.2	328.1	856.3	943.9
Total segment revenue	$2,895.8	$2,763.1	$2,647.3	$8,151.6	$7,415.6

Segment operating profit
Subsea	$522.6	$486.5	$401.3	$1,358.1	$1,029.5
Surface Technologies	41.4	39.0	36.8	117.5	90.4
Total segment operating profit	$564.0	$525.5	$438.1	$1,475.6	$1,119.9

Corporate items
Corporate expense(1)	$(28.8)	$(26.4)	$(28.0)	$(92.3)	$(80.4)
Net interest expense	(3.6)	(3.6)	(10.6)	(13.2)	(34.9)
Foreign exchange losses	(8.6)	(19.3)	(12.5)	(15.1)	(12.5)
Total corporate items	$(41.0)	$(49.3)	$(51.1)	$(120.6)	$(127.8)

Income before income taxes(2)	$523.0	$476.2	$387.0	$1,355.0	$992.1

(1)    Corporate expense primarily includes corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Nine Months Ended
Inbound Orders(1)	September 30,	June 30,	September 30,	September 30,
	2026	2026	2025	2026	2025

Subsea	$2,051.5	$2,507.1	$2,381.5	$6,462.3	$7,720.1
Surface Technologies	268.0	219.5	266.6	736.2	848.1
Total inbound orders	$2,319.5	$2,726.6	$2,648.1	$7,198.5	$8,568.2

Order Backlog(2)	September 30, 2026	June 30, 2026	September 30, 2025

Subsea	$15,487.0	$15,833.2	$16,038.2
Surface Technologies	578.8	606.8	775.4
Total order backlog	$16,065.8	$16,440.0	$16,813.6

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date. Backlog reflects the current expectations of project execution.

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Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, unaudited)

	September 30, 2026	December 31, 2025

Cash and cash equivalents	$1,049.3	$1,031.9
Trade receivables, net	1,412.6	1,128.6
Contract assets, net	1,299.9	1,065.5
Inventories, net	1,235.2	1,153.0
Other current assets	913.9	1,166.3
Total current assets	5,910.9	5,545.3

Property, plant and equipment, net	2,253.7	2,285.3
Intangible assets, net	358.6	425.7
Other assets	1,912.6	1,861.9
Total assets	$10,435.8	$10,118.2

Short-term debt and current portion of long-term debt	$121.5	$34.3
Accounts payable, trade	1,454.7	1,179.8
Contract liabilities	2,241.1	2,148.9
Other current liabilities	1,626.8	1,551.8
Total current liabilities	5,444.1	4,914.8

Long-term debt, less current portion	282.5	395.7
Other liabilities	1,371.1	1,402.4
TechnipFMC plc stockholders’ equity	3,331.0	3,363.8
Non-controlling interests	7.1	41.5
Total liabilities and equity	$10,435.8	$10,118.2

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Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2026	2026	2025
Cash provided by operating activities
Net income	$418.7	$1,040.7	$722.5
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	100.7	301.4	335.9
Income from equity affiliates, net of dividends received	9.5	(1.3)	1.5
Working capital(1)	(39.8)	(14.3)	78.2
Other operating activities	41.6	84.7	172.9
Cash provided by operating activities	530.7	1,411.2	1,311.0

Cash required by investing activities
Capital expenditures	(61.0)	(176.7)	(222.7)
Other investing activities	5.6	11.0	11.7
Cash required by investing activities	(55.4)	(165.7)	(211.0)

Cash required by financing activities
Repayment of debt obligations	(0.8)	(15.8)	(496.4)
Dividends paid	(19.5)	(59.2)	(62.1)
Share repurchases	(320.0)	(1,004.9)	(750.2)
Payments related to taxes withheld on share-based compensation	(69.0)	(146.8)	(69.2)
Other financing activities	(8.9)	(1.5)	(34.5)
Cash required by financing activities	(418.2)	(1,228.2)	(1,412.4)

Effect of changes in foreign exchange rates on cash and cash equivalents	0.4	0.1	31.3
Change in cash and cash equivalents	57.5	17.4	(281.1)
Cash and cash equivalents, beginning of period	991.8	1,031.9	1,157.7
Cash and cash equivalents, end of period	$1,049.3	$1,049.3	$876.6
(1) Working capital includes receivables, payables, inventories and other current assets and liabilities.

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Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data, unaudited)

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the third-quarter 2026 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year or sequential basis. Net income attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (“Adjusted EBITDA”); and Adjusted EBITDA, excluding foreign exchange gains or losses, net; Adjusted EBITDA margin; Adjusted EBITDA margin, excluding foreign exchange, net); Corporate expense, net, excluding charges and credits; Foreign exchange, net and other, excluding charges and credits; net cash; and free cash flow are non-GAAP financial measures.

Non-GAAP adjustments are presented on a gross basis and the tax impact of the non-GAAP adjustments is separately presented in the applicable reconciliation table. Estimates of the tax effect of each adjustment is calculated item by item, by reviewing the relevant jurisdictional tax rate to the pretax non-GAAP amounts, analyzing the nature of the item and/or the tax jurisdiction in which the item has been recorded, the need of application of a specific tax rate, history of non-GAAP taxable income positions (i.e. net operating loss carryforwards) and concluding on the valuation allowance positions.

Management believes that the exclusion of charges, credits and foreign exchange impacts from these financial measures provides a useful perspective on the Company’s underlying business results and operating trends, and a means to evaluate TechnipFMC’s operations and consolidated results of operations period-over-period. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Net income attributable to TechnipFMC plc	$418.4	$362.7	$309.7	$1,041.6	$721.2

Charges and (credits):
Restructuring, impairment and other charges	0.5	5.0	3.1	6.1	20.7
Tax on charges and (credits)	(0.1)	(0.6)	(0.7)	(0.9)	(1.4)
Total charges and (credits)	0.4	4.4	2.4	$5.2	$19.3

Adjusted net income attributable to TechnipFMC plc	$418.8	$367.1	$312.1	$1,046.8	$740.5

Weighted diluted average shares outstanding	398.2	404.5	415.7	402.6	422.8

Reported earnings per share - diluted	$1.05	$0.90	$0.75	$2.59	$1.71
Adjusted earnings per share - diluted	$1.05	$0.91	$0.75	$2.60	$1.75

TechnipFMC.com	Page 16 of 24

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Net income attributable to TechnipFMC plc	$418.4	$362.7	$309.7	$1,041.6	$721.2

Income (loss) attributable to non-controlling interests	0.3	(0.6)	1.2	(0.9)	1.3
Provision for income tax	104.3	114.1	76.1	314.3	269.6
Net interest expense	3.6	3.6	10.6	13.2	34.9
Depreciation and amortization	100.7	97.1	118.2	301.4	335.9
Restructuring, impairment and other charges	0.5	5.0	3.1	6.1	20.7

Adjusted EBITDA	$627.8	$581.9	$518.9	$1,675.7	$1,383.6

Foreign exchange, net	8.6	19.3	12.5	15.1	12.5
Adjusted EBITDA, excluding foreign exchange, net	$636.4	$601.2	$531.4	$1,690.8	$1,396.1

TechnipFMC.com	Page 17 of 24

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2026
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,600.0	$295.8	$—	$—	$2,895.8

Operating profit (loss), as reported (pre-tax)	$522.6	$41.4	$(28.8)	$(8.6)	$526.6

Charges and (credits):
Restructuring, impairment and other charges	0.1	0.3	0.1	—	0.5
Subtotal	0.1	0.3	0.1	—	0.5

Depreciation and amortization	88.9	11.6	0.2	—	100.7

Adjusted EBITDA	$611.6	$53.3	$(28.5)	$(8.6)	$627.8

Foreign exchange, net	—	—	—	8.6	8.6

Adjusted EBITDA, excluding foreign exchange, net	$611.6	$53.3	$(28.5)	$—	$636.4

Operating profit margin, as reported	20.1%	14.0%			18.2%

Adjusted EBITDA margin	23.5%	18.0%			21.7%

Adjusted EBITDA margin, excluding foreign exchange, net	23.5%	18.0%			22.0%

TechnipFMC.com	Page 18 of 24

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2026
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,486.9	$276.2	$—	$—	$2,763.1

Operating profit (loss), as reported (pre-tax)	$486.5	$39.0	$(26.4)	$(19.3)	$479.8

Charges and (credits):
Restructuring, impairment and other charges	5.5	(0.8)	0.3	—	5.0
Subtotal	5.5	(0.8)	0.3	—	5.0

Depreciation and amortization	85.2	11.8	0.1	—	97.1

Adjusted EBITDA	$577.2	$50.0	$(26.0)	$(19.3)	$581.9

Foreign exchange, net	—	—	—	19.3	19.3

Adjusted EBITDA, excluding foreign exchange, net	$577.2	$50.0	$(26.0)	$—	$601.2

Operating profit margin, as reported	19.6%	14.1%			17.4%

Adjusted EBITDA margin	23.2%	18.1%			21.1%

Adjusted EBITDA margin, excluding foreign exchange, net	23.2%	18.1%			21.8%

TechnipFMC.com	Page 19 of 24

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,319.2	$328.1	$—	$—	$2,647.3

Operating profit (loss), as reported (pre-tax)	$401.3	$36.8	$(28.0)	$(12.5)	$397.6

Charges and (credits):
Restructuring, impairment and other charges	1.8	1.3	—	—	3.1
Subtotal	1.8	1.3	—	—	3.1

Depreciation and amortization	102.5	15.7	—	—	118.2

Adjusted EBITDA	$505.6	$53.8	$(28.0)	$(12.5)	$518.9

Foreign exchange, net	—	—	—	12.5	12.5

Adjusted EBITDA, excluding foreign exchange, net	$505.6	$53.8	$(28.0)	$—	$531.4

Operating profit margin, as reported	17.3%	11.2%			15.0%

Adjusted EBITDA margin	21.8%	16.4%			19.6%

Adjusted EBITDA margin, excluding foreign exchange, net	21.8%	16.4%			20.1%

TechnipFMC.com	Page 20 of 24

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2026
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$7,295.3	$856.3	$—	$—	$8,151.6

Operating profit (loss), as reported (pre-tax)	$1,358.1	$117.5	$(92.3)	$(15.1)	$1,368.2

Charges and (credits):
Restructuring, impairment and other charges	5.5	0.2	0.4	—	6.1
Subtotal	5.5	0.2	0.4	—	6.1

Depreciation and amortization	265.9	35.1	0.4	—	301.4

Adjusted EBITDA	$1,629.5	$152.8	$(91.5)	$(15.1)	$1,675.7

Foreign exchange, net	—	—	—	15.1	15.1

Adjusted EBITDA, excluding foreign exchange, net	$1,629.5	$152.8	$(91.5)	$—	$1,690.8

Operating profit margin, as reported	18.6%	13.7%			16.8%

Adjusted EBITDA margin	22.3%	17.8%			20.6%

Adjusted EBITDA margin, excluding foreign exchange, net	22.3%	17.8%			20.7%

TechnipFMC.com	Page 21 of 24

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$6,471.7	$943.9	$—	$—	$7,415.6

Operating profit (loss), as reported (pre-tax)	$1,029.5	$90.4	$(80.4)	$(12.5)	$1,027.0

Charges and (credits):
Restructuring, impairment and other charges	0.4	20.3	—	—	20.7
Subtotal	0.4	20.3	—	—	20.7

Depreciation and amortization	293.5	42.1	0.3	—	335.9

Adjusted EBITDA	$1,323.4	$152.8	$(80.1)	$(12.5)	$1,383.6

Foreign exchange, net	—	—	—	12.5	12.5

Adjusted EBITDA, excluding foreign exchange, net	$1,323.4	$152.8	$(80.1)	$—	$1,396.1

Operating profit margin, as reported	15.9%	9.6%			13.8%

Adjusted EBITDA margin	20.4%	16.2%			18.7%

Adjusted EBITDA margin, excluding foreign exchange, net	20.4%	16.2%			18.8%

TechnipFMC.com	Page 22 of 24

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	September 30, 2026	June 30, 2026	September 30, 2025
Cash and cash equivalents	$1,049.3	$991.8	$876.6
Short-term debt and current portion of long-term debt	(121.5)	(115.3)	(33.6)
Long-term debt, less current portion	(282.5)	(286.6)	(404.4)
Net cash	$645.3	$589.9	$438.6

Net cash is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net cash is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 23 of 24

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2026	2026	2025
Cash provided by operating activities	$530.7	$1,411.2	$1,311.0
Capital expenditures	(61.0)	(176.7)	(222.7)
Free cash flow	$469.7	$1,234.5	$1,088.3

Free cash flow, is a non-GAAP financial measure and is defined as cash provided by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe free cash flow is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 24 of 24